                                [K&S LETTERHEAD]

                                                                     EXHIBIT 5.1





                                  May 22, 2000



Universal Compression Holdings, Inc.
4440 Brittmoore Road
Houston, Texas  77041



     Re:  Universal Compression Holdings, Inc. -- Form S-1 Registration
          Statement

Ladies and Gentlemen:

         We have acted as counsel for Universal Compression Holdings, Inc., a Delaware corporation (the "Company"), in connection with the registration pursuant to a Registration Statement on Form S-1 (File No. 333-34090), originally filed with the Securities and Exchange Commission (the "SEC") on April 5, 2000, (such Registration Statement, as amended at the effective date hereof being referred to herein as the "Registration Statement"). The Registration Statement relates to the offer and sale of shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), to be sold by the Company to the U.S. Underwriters and the International Managers (collectively the "Underwriters") pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, the forms of which will be filed as exhibits to the Registration Statement (the "Underwriting Agreements") and such additional shares of Common Stock, representing up to twenty percent (20%) of the maximum aggregate offering price set forth in the Registration Statement, which may be sold to the Underwriters and which would be registered with the SEC pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Act").

         We are rendering this opinion as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the Act.

         In connection with the opinion expressed herein, we have assumed that the Registration Statement will have become effective and the shares of Common Stock covered by this opinion will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable prospectus.

Universal Compression Holdings, Inc.
May 22, 2000
Page 2




         As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

         This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued and sold by the Company pursuant to the Underwriting Agreements, including any additional shares of Common Stock to be sold and registered pursuant to Rule 462(b) promulgated under the Act, are duly authorized, and when the price per share has been established by the pricing committee of the Board of Directors of the Company and the shares of Common Stock are issued in accordance with the terms of the Underwriting Agreements against payment therefor, will be validly issued, fully paid and nonassessable.

         This opinion is given as of the date hereof, and we assume no obligation to update this opinion to reflect any fact or circumstance that may hereafter come to our attention or any change in law or regulation that may hereafter occur.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the incorporation by reference of this opinion and consent in any registration statement that may be filed to register additional shares of Common Stock pursuant to Rule 462(b) promulgated under the Act, and to the reference to us under the caption "Legal Matters" in the prospectuses that form a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                            Very truly yours,


                                            KING & SPALDING